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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report on the combined financial statements of Northern Line Layers, Inc. dated March 19, 1999 in this Current Report on Form 8-K/A of Quanta Services, Inc. and to the incorporation by reference of said report into Quanta Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-47069 and 333-56849).

ARTHUR ANDERSEN LLP

Houston, Texas
April 21, 1999